77Q1(e)

1.  Management Agreement between American Century Government
Income Trust and American Century Investment Management,
dated August 1, 2009 (filed electronically as Exhibit (d)
to Post-Effective Amendment No. 58 to the Registrant’s
Registration Statement on July 27, 2009,
File No. 002-99222 and incorporated herein by reference).